                                                                    EXHIBIT 10.4

                             OFFICE LEASE AGREEMENT

                                    BETWEEN

                            PRECISION EQUITIES, LTD.
                                   (Landlord)

                                       AND

                              DOMINION HOMES, INC.
                                    (Tenant)

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                                TABLE OF CONTENTS

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

ss.1.  LEASE OF PREMISES .......................................................................................... 4

ss.2.  TERM ....................................................................................................... 4

ss.3.  RENT ....................................................................................................... 4

ss.4.  SECURITY DEPOSIT ........................................................................................... 5

ss.5.  INSURANCE .................................................................................................. 5

ss.6.  QUIET ENJOYMENT ............................................................................................ 7

ss.7.  USE OF LEASED PREMISES; COMPLIANCE WITH LAWS ............................................................... 7

ss.8.  CONSTRUCTION OF BUILDING AND TENANT IMPROVEMENTS ........................................................... 7

ss.9.  FORCE MAJEURE .............................................................................................. 8

ss.10. CONDITION OF LEASED PREMISES ............................................................................... 8

ss.11. MAINTENANCE AND REPAIRS .................................................................................... 8

ss.12. ALTERATIONS ................................................................................................ 9

ss.13. DAMAGE OR DESTRUCTION TO LEASED PREMISES ................................................................... 9

ss.14. CONDEMNATION .............................................................................................. 10

ss.15. SERVICES .................................................................................................. 10

ss.16. SUBORDINATION OF LEASE .................................................................................... 11

ss.17. ESTOPPEL CERTIFICATES ..................................................................................... 12

ss.18. INDEMNIFICATION ........................................................................................... 12

ss.19. LIMITATION OF LIABILITY ................................................................................... 12

ss.20. MUTUAL WAIVER OF SUBROGATION .............................................................................. 13

ss.21. PERSONAL PROPERTY ......................................................................................... 13

ss.22. LIABILITY RELATING TO TENANT'S OPERATIONS ................................................................. 13

ss.23. EVENTS OF DEFAULT/REMEDIES UPON DEFAULT ................................................................... 13

ss.24. RIGHT TO CURE DEFAULTS .................................................................................... 15

ss.25. CUMULATIVE RIGHTS AND REMEDIES ............................................................................ 16

ss.26. HOLDING OVER .............................................................................................. 16

ss.27. ASSIGNMENT AND SUBLETTING ................................................................................. 16

ss.28. ACCESS AND OTHER RIGHTS OF LANDLORD ....................................................................... 17

ss.29. FINANCIAL STATEMENTS; REPORTING REQUIREMENTS .............................................................. 18

ss.30. HAZARDOUS MATERIALS ....................................................................................... 18

ss.31. SIGNAGE ................................................................................................... 20


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
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
ss.32. NOTICES ................................................................................................... 20

ss.33. SURVIVAL OF OBLIGATIONS ................................................................................... 21

ss.34. MEMORANDUM OF LEASE ....................................................................................... 21

ss.35. NON-WAIVER ................................................................................................ 21

ss.36. NO THIRD PARTY BENEFIT .................................................................................... 22

ss.37. LITIGATION ................................................................................................ 22

ss.38. SEVERABILITY .............................................................................................. 22

ss.39. GOVERNING LAW; VENUE ...................................................................................... 22

ss.40. EXHIBITS .................................................................................................. 22

ss.41. COMPLETE AGREEMENT ........................................................................................ 22

ss.42. COUNTERPARTS .............................................................................................. 23

ss.43. GENDERS AND NUMBERS ....................................................................................... 23

ss.44. TIME OF THE ESSENCE ....................................................................................... 23

ss.45. CAPTIONS .................................................................................................. 23

ss.46. SUCCESSORS IN INTEREST .................................................................................... 23

SIGNATURES ....................................................................................................... 25

LIST OF EXHIBITS
----------------

EXHIBIT A - LEGAL DESCRIPTION OF REAL PROPERTY

EXHIBIT B - DEPICTION OF LEASED PREMISES

EXHIBIT C - RULES AND REGULATIONS

                                 LEASE AGREEMENT

                                     Office

This lease agreement is made effective August 21, 2002 between Precision Equities, Ltd., an Ohio limited liability company ("Landlord"), and Dominion Homes, Inc., an Ohio corporation ("Tenant"), who hereby agree as follows:

ss.1. LEASE OF PREMISES

On the terms and subject to the conditions described in this lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, 7,658 leasable square feet of space within the office building constructed, or to be constructed (the "Building"), upon the real property commonly known as 5115 Parkcenter Avenue, Dublin, Ohio 43017, which real property is more fully described on the attached Exhibit A (the "Real Property"). The physical area to be leased by Tenant is depicted on the attached Exhibit B (the "Leased Premises"). Wherever used in this lease, the term Leased Premises shall include the non-exclusive use of and access to the parking areas adjoining or proximate to the Building and all reception areas, common restrooms, and other interior common areas within the Building.

This lease and Tenant's rights hereunder are subject to (a) the lien of real estate taxes and installments of assessments; (b) building and zoning laws, ordinances and regulations; (c) legal highways; (d) any first mortgage on the Real Property granted by Landlord and any other mortgages heretofore or hereafter granted by Landlord as contemplated in ss.18 below; and (e) covenants, conditions and restrictions of record.

ss.2. TERM

The term of this lease (the "Term") shall be for a period of 1 year and shall commence on September 1, 2002 (the "Commencement Date"). Tenant shall have the right to extend the Lease on a month to month basis for an additional year under the same terms and conditions of the Lease.

ss.3. RENT

During the Term, Tenant shall pay to Landlord base rent in United States dollars (the "Base Rent"), based upon the leasable square footage of the Leased Premises, in the following amounts:

                         Annual                                      Monthly
                         ------                                      -------
 Year 1       $122,528.00  (i.e. $16.00/sf)                         $10,210.67





                                       -4-

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All payments of Base Rent due under this lease shall be due and payable in advance on or before the Commencement Date for the first month during the Term and on or before the first day of each calendar month thereafter, shall be made by normal business methods without demand, set-off, or deduction whatsoever, and shall be paid and addressed to Landlord at c/o The Daimler Group, Inc., 1533 Lake Shore Drive, Suite 50, Columbus, Ohio 43204 or at such other address as Landlord may designate to Tenant from time to time. If the Commencement Date is not the first day of a calendar month, the Base Rent for the first month of the Term shall be prorated on a daily basis.

ss.4. SECURITY DEPOSIT

Upon the execution of this lease by Tenant, Tenant shall deposit with Landlord a sum equal to $0 to serve as the security deposit (the "Security Deposit") relating to this lease. The Security Deposit is in addition to, and not in lieu of, any advance payment of Base Rent which may be required by this lease. Landlord may commingle the Security Deposit with other funds of Landlord and shall have no obligation to pay any interest on the Security Deposit.

The Security Deposit shall be held by Landlord as security for the faithful and timely performance by Tenant of all of its obligations under this lease. In the event Tenant fails to so perform at any time, Landlord may, in its sole and exclusive discretion, offset against the Security Deposit in whole or in part to reduce Landlord's damages relating to such failure. Neither the posting of the Security Deposit nor any such offset, however, shall be deemed to make the Security Deposit a measure of liquidated damages or Landlord's sole and exclusive remedy, and it is agreed that Landlord's right to use the Security Deposit is in addition to, and not in lieu of, Landlord's other remedies under this lease or at law or in equity. Tenant shall deposit additional sums with Landlord in an amount sufficient to restore the Security Deposit to its original principal amount in the event Landlord offsets against the Security Deposit.

ss.5. INSURANCE

         (a) Landlord Requirements. At all times during the Term, Landlord shall maintain in an amount deemed acceptable to Landlord from time to time all of the following insurance coverages: (i) fire and special extended coverage insurance insuring the full replacement value of the Building and all other improvements to the Real Property, (ii) commercial general liability insurance having a combined limit of not less than $10,000,000, per occurrence, and (iii) during the construction of the Building and related improvements to the Real Property, builder's risk insurance. Each such insurance policy shall be issued by a reputable insurance company licensed to sell such insurance in the State of Ohio.


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         (b)  Tenant Requirements. At all times during the Term, Tenant shall maintain such insurance as Landlord may reasonably require, including without limitation personal property, liability, plate glass, business interruption, and workers compensation insurance. Specifically, Tenant shall obtain and maintain during the Term, commercial general liability insurance written on an occurrence basis (including bodily injury, broad form property damage and blanket contractual liability), insuring Tenant's liability for loss of, damage to, property and injury to or death of third parties with a limit of at least $2,000,000 combined single limit bodily injury and $500,000 property damage for each such occurrence. All such insurance must be issued by reputable insurance companies licensed to sell such insurance in the State of Ohio and be in amounts satisfactory to Landlord in its reasonable discretion, include waivers of subrogation, provide that it may not be canceled except upon at least 30 days prior written notice to Landlord, and name Landlord (and, if requested by Landlord, any mortgagee of the Building) as an additional insured or loss payee, as appropriate. Evidence of such insurance must be delivered to Landlord before Tenant is permitted to enter the Leased Premises and must be provided not less frequently than annually thereafter.

              If Tenant does or permits anything to be done in the Leased Premises, Building, or Real Property, or brings or keeps anything therein which may in any way increase the rate of fire or other insurance on the Building or on the Real Property kept therein, or conflict with any insurance policy upon the Building or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authorities, then Tenant shall pay to Landlord as Rent all amounts necessary to reimburse Landlord for such increase or otherwise remedy such situation.

         (c) Waiver of Subrogation. Notwithstanding anything in this lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other, its agents, officers, managers, directors, partners, members, shareholders or employees, for any loss or damage that may occur to the Leased Premises or any property therein, by reason of fire, the elements or any other cause which is insurable under fire and special extended coverage insurance policies, regardless of cause or origin, including negligence, and each covenants that no insurer shall hold any right of subrogation against such other party.

ss.6. QUIET ENJOYMENT

Provided that Tenant observes and performs the covenants and agreements under this lease, Tenant shall, at all times during the Term, peacefully and quietly have and enjoy possession of the Leased Premises without encumbrance or hindrance from Landlord.

ss.7. USE OF LEASED PREMISES; COMPLIANCE WITH LAWS

Tenant shall use the Leased Premises for general office use only, including uses incidental or related thereto, and shall not permit the Leased Premises to be used for any other purpose without the prior written consent of Landlord to that specific use. Tenant shall occupy and use the Leased Premises only in a careful, safe, and proper manner and shall not commit or permit any waste of or on the Leased Premises. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit C and with all modifications adopted by Landlord from time to time.

Tenant shall promptly comply or cause compliance with all laws, regulations, orders, and requirements of all federal, state, and local governments, courts, or other lawful authorities, which now or at any time hereafter may apply to or affect the Leased Premises or any business conducted on the Leased Premises, whether present or future, foreseen or unforeseen, ordinary or extraordinary, and whether or not presently contemplated by Landlord or Tenant. Tenant shall obtain, maintain, and comply with all permits, licenses, and other authorizations required for any use then being made of the Leased Premises.

No abatement or interruption in Rent or other charges required to be paid by Tenant pursuant to this lease shall be claimed by or allowed to Tenant for any inconvenience or interruption or loss of business caused directly or indirectly by any present or future laws, ordinances, regulations, requirements, or orders of any lawful authority whatsoever, or by any other cause or causes; and no diminution in the amount of space used by Tenant caused by legally required changes in the Leased Premises shall entitle Tenant to any abatement or reduction in Rent or any other charges required to be paid by Tenant under this lease.

ss.8. CONSTRUCTION OF BUILDING AND TENANT IMPROVEMENTS

If construction of the Building has yet to be completed, Landlord shall at its cost and expense (a) construct and improve the Building in accordance with applicable zoning and building laws, (b) complete all corridors, common areas, restrooms, and other interior common areas in the Building available for the use of all tenants and their invitees, and (c) complete all improvements to the Leased Premises (the "Tenant Improvements") in accordance with the final tenant plans and specifications prepared by Landlord's architect and approved by Landlord and Tenant (the "Plans"). Tenant shall not do anything, or fail to do anything, that will cause a delay in the completion of the construction of such tenant improvements within the Leased Premises or that will increase the costs of such construction. In the event Tenant fails to cooperate or comply

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with this section and such failure results in a delay of completion of the construction of such Tenant Improvements by Landlord, Tenant shall be responsible to Landlord for all Rent that would have been due from Tenant under this lease but for such delay.

ss.9. FORCE MAJEURE

In the event Landlord shall be delayed or hindered or prevented in the performance of any obligations required under this lease by reason of strike, lockout, inability to procure labor or materials, failure of power, fire, or acts of God, restrictive governmental laws or regulations, riots, insurrection, war or any other reason not within the reasonable control of Landlord, the performance of such obligations shall be excused for a period of such delay and the period for the performance of any such act shall be extended for a period equivalent to the period of any such delay.

ss.10. CONDITION OF LEASED PREMISES

Landlord has made no representation or warranty, express or implied, with respect to the condition of the Leased Premises or the fitness of the Leased Premises for any particular use. Tenant acknowledges that he has fully investigated and is familiar with the size, dimensions, and physical condition of the Leased Premises and is accepting the Leased Premises "as is". Except as expressly described in this lease, Landlord shall not be required to make any improvement, repair, alteration, or restoration of the Leased Premises or in any manner maintain the Leased Premises, and shall have no liability for any latent or patent defects in or any condition of the Leased Premises.

ss.11. MAINTENANCE AND REPAIRS

Tenant shall maintain the interior of the Leased Premises and all fixtures, signs, equipment, and personal property therein in good order and condition of repair, safety, cleanliness, and appearance, ordinary wear and tear excepted, and shall promptly make all repairs and replacements necessary or appropriate to so maintain the Leased Premises and such fixtures, signs, equipment, and personal property including without limitation repairs or replacements of plate glass, windows, doors, fixtures, equipment, furniture, and appliances. At the expiration or other termination of this lease, Tenant shall surrender and deliver up the Leased Premises in good order and condition as it is (or shall be upon completion of construction of the Building and the Leased Premises), ordinary wear and tear excepted.

Landlord shall maintain the Building (excluding the Leased Premises and all other spaces leased to other tenants), any corridors, reception areas for the Building, common area restrooms, and other common areas available for use by all tenants and their invitees and the exterior sidewalks, parking lot, and any grounds adjacent to the Building.

ss.12. ALTERATIONS

No alteration, addition, improvement, or other change in or to the Leased Premises (hereinafter an "Alteration") shall be made by Tenant except under the following circumstances: (a) no Alteration shall be made without the prior written consent of Landlord to the specific Alteration, except usual nonstructural interior remodeling which enhances the value of the Leased Premises; (b) no Alteration shall be commenced until Tenant has first obtained and paid for all required permits and authorizations of all governmental authorities having jurisdiction; (c) any Alteration shall be made promptly and in a good and workmanlike manner and in compliance with all laws, ordinances, regulations, and requirements of all governmental authorities; (d) the cost of any such Alteration shall be paid in cash or its equivalent, so that the Leased Premises shall at all times be free of liens and claims for work, labor, or materials supplied or claimed to have been supplied to the Leased Premises and, if Landlord at any time so requests, no Alteration shall commence or proceed unless Tenant gives evidence satisfactory to Landlord that such Alteration will be fully paid for upon completion; and (e) any Alteration shall immediately become and remain the property of Landlord, unless Landlord otherwise agrees, in writing, subject to the rights of Tenant under this lease provided that upon termination of this lease, Landlord shall have the right at its option to require Tenant to remove any Alteration and to restore the Leased Premises to the same condition as before the Alteration was made, unless Landlord expressly waives the foregoing right in its written consent to the Alteration.

ss.13. DAMAGE OR DESTRUCTION TO LEASED PREMISES

If at any time during the Term the Leased Premises are damaged or destroyed, Landlord may, at its option, repair or restore the Leased Premises (subject to the following paragraph) to the condition that existed immediately prior to such damage or destruction or terminate this lease as of the date of such damage or destruction. Upon such termination, the rent payable by Tenant shall be apportioned as of the date of such damage or destruction. Landlord shall give written notice to Tenant of its election either to repair or restore the Leased Premises or to terminate this lease within 60 days after the date such damage or destruction occurs. Provided that such damage or destruction was not caused by Tenant, in the event that Landlord does not so terminate this lease as permitted above, the Rent payable by Tenant shall be abated during the period of any restoration or repair of the Leased Premises in such proportion that the floor area of the Leased Premises of which Tenant is deprived as a result of such damage or destruction or the repair or restoration necessitated thereby bears to the total floor area of the Leased Premises. Notwithstanding anything in this paragraph to the contrary, in the event the Leased Premises are damaged to an immaterial or nonsubstantial degree and the balance of the Building has not been materially damaged, Landlord shall cause the Leased Premises to be repaired and restored as soon as reasonably possible after the date of such damage; provided that in such event, Rent shall not be abated or reduced.

Unless this lease is terminated by Landlord as provided in this section, this lease shall remain in full force and effect and Landlord shall proceed with due diligence to restore, repair, and replace the Leased Premises to substantially the same condition as they were in prior to such damage or destruction. Landlord shall be under no duty to restore any Alterations, improvements or additions made by Tenant or by Landlord at Tenant's request after the Commencement Date, unless covered by proceeds of insurance designated for such Alterations, improvements, or additions and available to Landlord. In all cases, allowances for the completion of the repairs shall be given to Landlord for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties, inability to obtain supplies or materials or any cause beyond Landlord's control.

ss.14. CONDEMNATION

If all or a material part of the Leased Premises are taken by any condemning authority under the power of eminent domain or by any purchase or other acquisition in lieu thereof, this lease shall terminate as of the date possession is required by the condemning authority. In addition, if any portion of the Building (other than the Leased Premises) is so taken, Landlord shall have the right at its option to terminate this lease at any time prior to or within 30 days after the date possession is required by the condemning authority. In the event of any such termination, the Rent payable by Tenant shall be apportioned as of the termination date. In any event, Landlord shall be entitled to receive the entire appropriation award or consideration paid by the condemning authority, other than any part of such award or consideration which relates to Tenant's occupancy of the Leased Premises.

For purposes of this section, any negotiated sale to a public or quasi-public authority under the threat of condemnation shall be deemed to constitute a taking by such public or quasi-public authority under the power of eminent domain.

ss.15. SERVICES

During the Term and provided that Tenant is not in default under any of the covenants or provisions of this lease, Landlord shall maintain the Building and the Real Property in good order and condition except for damage occasioned by the actions or inactions of Tenant, its employees, agents or invitees, and Landlord shall also provide the following services during reasonable and usual business hours:

         (a) air conditioning and heat for comfortable occupancy Monday through Friday from 7:00 A.M. to 6:00 P.M. and Saturday from 7:00 A.M. to 1:00 P.M., holidays excepted. Tenant shall not use any apparatus or device in, upon or about the Leased Premises which would substantially increase the amount of such services usually furnished and supplied to tenants in the Building, and Tenant shall not connect any apparatus or device with the conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services, without the prior written consent of Landlord; provided that should Tenant use such services under this provision to excess, Landlord reserves the right to charge Tenant directly for such excessive use. Such a charge shall be payable as Rent.

         (b) electric power for lighting and office equipment for occupancy and normal use of the Leased Premises. Electric power furnished by Landlord is intended to be that consumed in normal office use for lighting and office equipment, and Landlord reserves the right, if consumption of electricity exceeds that required for normal office use, to include an additional charge for such electricity as an item to be included in Additional Rent with such charge to be based upon the determination of an independent engineer selected by Landlord but paid for by Tenant.

         (c)  water for drinking, lavatory, and restroom purposes.

         (d) lighting, public restroom supplies, window washing (with reasonable frequency) and janitorial services to the Building (including the Leased Premises).

         (e) parking in the parking lot in accordance with rules and regulations established by Landlord from time to time.

         (f) lawn and landscaping, snow removal, maintenance of the structure, roof, mechanical and electrical equipment and architectural finish of the Building.

Notwithstanding the foregoing, Landlord shall not be required to provide or maintain to the Leased Premises any specialized utility services. Tenant shall be solely responsible for obtaining any such specialized utility services but may do so only with the prior written consent of Landlord, and Tenant shall be responsible for all damages resulting from any interruption of normal utility services caused by Tenant's specialized services. Landlord reserves the right to close the Building at 6:00 p.m. Monday through Friday, 1:00 p.m. on Saturday, and all day on Sunday and holidays, as Landlord deems necessary.

ss.16. SUBORDINATION OF LEASE

This lease and Tenant's rights under this lease are and shall at that time be subject and subordinate to all mortgages now encumbering or that may hereafter encumber the Building and/or the Real Property and to all advances made or to be made thereon and all renewals, modifications, consolidations, replacements or extensions thereof to the full extent of all sums secured thereby. This provision shall be automatic and self-operative and no further instrument of subordination shall be necessary to effectuate such subordination and the recording of any such mortgage shall have preference and precedence and be superior and prior to this lease, irrespective of the date of recording. However, Tenant shall upon request of Landlord, or the holder of any such mortgage, execute and deliver to Landlord within 10 days after Landlord's request any instrument that would effect such a subordination and would contain such other requirements reasonably required by Landlord or such holder; provided that Tenant complies with all of its obligations under this lease treating such mortgagee as Landlord. That instrument would contain language which provides that upon Tenant's compliance thereof, such holder would not disturb Tenant's interest under this lease.

ss.17. ESTOPPEL CERTIFICATES

Landlord and Tenant shall from time to time during the Term promptly following the request of the other, execute and deliver to the other a statement certifying that this lease is in full force and effect, the date through which Base Rent, Additional Rent, and other charges under this lease have been paid, and any other factual matter reasonably requested by the other.

ss.18. INDEMNIFICATION

Tenant shall indemnify and save harmless Landlord from and against any and all claims, liabilities, losses, damages, injuries, costs, and expenses that hereafter may occur or arise from or out of: (a) any failure by Tenant to make any payment (including the payment of Rent) to be made by Tenant hereunder or fully to perform or observe any obligation or condition to be performed or observed by Tenant hereunder, (b) any cause whatsoever in, on, about, or relating to the Leased Premises during the Term, however or by whomever caused, including without limitation any use, misuse, possession, occupancy, or unoccupancy of the Leased Premises by anyone during the Term, or any failure by Tenant to perform and observe all obligations and conditions to be performed and observed by it under this lease, and (c) any costs or expenses incurred or paid by Landlord in connection with the foregoing, including reasonable attorneys' fees and other costs and expenses in prosecuting or defending any of the foregoing whether litigated or unlitigated.

Landlord shall not be liable to Tenant for any losses, damages, injuries, costs, or expenses whatsoever relating to the Leased Premises, including without limitation any interruption or cessation of the business of Tenant or any subtenant or loss incurred as a consequence of damage to or destruction of the Leased Premises.

Tenant shall defend all lawsuits (including without limitation arbitrations and administrative proceedings) with respect to claims for losses, costs, expenses, or damages, and shall pay all judgments and settlements relating thereto.

ss.19. LIMITATION OF LIABILITY

Notwithstanding any provision in this lease to the contrary or any general rule of law, in no event whatsoever shall Landlord or any member, partner, director, officer, employee, agent, or other principal have any personal liability whatsoever with respect to this lease. Any liability of Landlord under this lease shall be enforced solely against Landlord's equity interest in the Real Property and no other assets of Landlord shall be subject to this lease.

ss.20. MUTUAL WAIVER OF SUBROGATION

All waivers of any claims and/or releases described within this lease shall not be limited to the liability of Landlord and Tenant to each other; rather, such waivers shall also apply to the liability of any person claiming by, through, or under either Landlord or Tenant pursuant to a right of subrogation.

ss.21. PERSONAL PROPERTY

All personal property of Tenant used or located within the Leased Premises or in the Building shall be at the sole risk of Tenant. Landlord shall not be liable for any accident or damages to property of Tenant resulting from the use or operation of elevators or of the heating, cooling, electrical, mechanical, hydraulic, plumbing or other Building systems or components. Landlord shall not be liable for damages to property resulting from water, steam, or other causes.

Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon its occupancy of the Leased Premises or upon the fixtures, furnishings, equipment and other personal property of Tenant used or located within the Leased Premises.

ss.22. LIABILITY RELATING TO TENANT'S OPERATIONS

Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Leased Premises. Landlord shall not be liable for any accident or injury to any person(s) or property in or about the Leased Premises which are caused by the conduct and operation of that business or by virtue of equipment or property of Tenant in the Leased Premises. Tenant agrees to defend, indemnify and hold Landlord and Landlord's mortgagees harmless from and against all such claims (including reasonable attorneys' fees). The foregoing does not exculpate Landlord from its gross negligence or willful misconduct.

ss.23. EVENTS OF DEFAULT/REMEDIES UPON DEFAULT

Each of the following shall be deemed an event of default under this lease:

         (a) failure by Tenant to make any payment of Rent to Landlord on or before the date it is due;

         (b) failure by Tenant to make any other payment or perform or observe any other obligation or condition to be performed or observed by Tenant under this lease and failure by Tenant to correct such default within 30 days after Landlord gives Tenant notice to do so or, if because of the nature of such default it cannot be corrected within such 30-day period, failure by Tenant to commence correction within such 30-day period and thereafter to expeditiously and continuously prosecute the correction to completion;

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
         (c)  abandonment or vacation of the Leased Premises by Tenant;

         (d) assignment or sublease of any interest or rights of Tenant under this lease, except as permitted under ss.29; or

         (e) the filing or execution or occurrence of any one or more of the following:

                       (i)    petition in bankruptcy by or against Tenant;

                       (ii) petition or answer against Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or relief relating thereto, under any provision of the Bankruptcy Act or any statute of like tenor or effect;

                       (iii)  adjudication of Tenant as a bankrupt or insolvent;

                       (iv) assignment for benefit of creditors of Tenant, whether by trust, mortgage, or otherwise, or the execution of a composition agreement with Tenant's creditors;

                       (v) petition or other proceeding by or against Tenant for the appointment of a trustee, receiver, guardian, conservator, or liquidator of Tenant, with respect to all or substantially all of Tenant's property;

                       (vi) petition or other proceeding by or against Tenant resulting in the dissolution or termination of existence of Tenant; or

                       (vii) the creation of a lien upon Tenant's leasehold interest under this lease, or any part thereof or any property of Tenant materially affecting or used in connection with Tenant's business located therein upon execution, attachment, or other process of law or equity.

Immediately upon the occurrence of any event of default or at any time thereafter, unless that event of default has been cured with the written consent of Landlord or expressly waived by Landlord in writing, Landlord may at its option elect either to: (a) continue this lease in full force and effect notwithstanding the occurrence of such event of default; (b) terminate this lease; or (c) continue this lease and immediately re-enter and repossess (with or without a court order) the Leased Premises and recover from Tenant an amount equal to: (i) all unpaid Rent accruing hereunder prior to Landlord's actual recovery of possession of the Leased Premises, (ii) all other unpaid amounts which were to have been paid by Tenant to anyone hereunder prior to Landlord's actual recovery of possession of the Leased Premises, (iii) Landlord's costs of completing any improvements to the Leased Premises which were uncompleted at the time of Tenant's default, (iv) Landlord's damages for Tenant's breach of this lease (including without limitation, damages to Landlord resulting from lost rent during the remainder of what would otherwise have been the Term, clean-up expenses, leasing commissions to real estate brokers, legal expenses in connection with re-leasing the Leased Premises, advertising and costs and expenses of any repair, redecoration, or other improvements that may be reasonably necessary (in Landlord's opinion) in connection with re-leasing the Leased Premises), (v) late charges, if any, due and unpaid under the following paragraph, and (vi) interest on the foregoing amounts from the date of Landlord's election to terminate this lease until the date of payment at a rate equal to four percent over the Prime Rate of Interest published in The Wall Street Journal from the date such payment was due. In connection with (iv), above, Landlord shall use reasonable efforts to mitigate its damages relating to lost rent during the remainder of what would otherwise have been the Term of this lease. Until such time as Landlord expressly elects to terminate this lease as permitted under this section, this lease shall continue in full force and effect notwithstanding the occurrence of such event of default. In the event Landlord elects to so terminate this lease, Tenant thereupon shall be deemed to have assigned and transferred to Landlord all unexpired insurance premiums, all deposits made with public utilities, and all rights of Tenant under all insurance policies.

If Tenant fails to pay any Rent on or before the fifth day after any such payment becomes due and payable, Tenant shall pay to Landlord a late charge of five percent of the amount of such overdue payment. In addition, any Rent not paid when due shall bear interest at the lesser of 18%, per annum, or the maximum rate allowed by law until paid. Acceptance of the foregoing sums shall not constitute a waiver of any event of default. Upon Landlord's receipt of any check from Tenant which is dishonored for payment, Landlord shall have the right to require Tenant to make all future payments due to Landlord hereunder by cash, certified or cashier's check.

The provisions of this section shall be cumulative in nature and nothing contained in this section shall in any manner impair or otherwise affect adversely any right, recourse, or remedy which otherwise would be available to Landlord at law or in equity.

ss.24. RIGHT TO CURE DEFAULTS

If Tenant fails to perform and observe all obligations and conditions to be performed and observed by it under this lease, then Landlord may, but shall not be obligated to, cause the performance and observance of such obligations or conditions, and all costs and expenses incurred by Landlord in connection therewith, including without limitation reasonable attorneys' fees, shall thereupon be due and payable immediately from Tenant to Landlord, with interest thereon from the time such costs and expenses were paid by Landlord until Landlord is reimbursed in full by Tenant at a rate equal to the interest rate described in ss.25, above, which shall be deemed Additional Rent to be paid by Tenant to Landlord.

ss.25. CUMULATIVE RIGHTS AND REMEDIES

Each right or remedy of Landlord under this lease or now or hereafter available to Landlord by statute, at law, in equity, or otherwise shall be cumulative and concurrent and shall be in addition to every other such right or remedy, and neither the existence, availability, nor exercise of any one or more of such rights or remedies shall preclude or otherwise affect the simultaneous or later exercise by Landlord of any or all such other rights or remedies.

ss.26. HOLDING OVER

If Tenant retains possession of the Leased Premises or any part thereof after the expiration of the term of this lease, Tenant shall pay to Landlord Rent in an amount equal to 150% of the monthly rate in effect immediately prior to the termination of the Term for the time Tenant remains in possession. Tenant shall also pay Tenant's Pro Rata Share of Additional Rent as required under ss.4, above. In addition thereto, Tenant shall be liable to Landlord for all damages, incidental, consequential, indirect, and direct sustained by reason of Tenant's holding over. The provisions of this section do not exclude Landlord's rights of re-entry or any other right provided under this lease or available at law or in equity. No such holding over shall be deemed to constitute a renewal or extension of the term hereof; however, all other provisions of this lease, including the payment of Additional Rent, shall remain in full force and effect.

ss.27. ASSIGNMENT AND SUBLETTING

Tenant shall not sublet the Leased Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or entity or transfer or assign all or any part of this lease, nor shall any assignment or subletting hereof be affected by operation of law or otherwise without Landlord's prior consent, which consent shall not be unreasonably withheld. A sale or other conveyance of all or substantially all of the assets of Tenant or of a sufficient amount of the ownership in Tenant to constitute a change in control, shall constitute an assignment for purposes of this section. If Tenant desires to sublet the Leased Premises or if Tenant desires to transfer or assign any of its rights under this lease, Tenant shall give to the Landlord 30 days written notice of Tenant's intention to do so. In no event whatsoever, and without limiting Landlord's right to reasonably reject any proposed sublease or assignment, shall this lease be assigned in part or the Leased Premises subleased in part, without Landlord's prior written consent.

If this lease is assigned or if the Leased Premises or any part thereof are sublet or occupied by anybody other than Tenant as permitted above, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount so collected to the Rent due from Tenant under this lease, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Tenant's covenants contained in this lease or the acceptance of such assignee, subtenant or occupant as Tenant, or a release of Tenant from further performance by Tenant of its covenants under this lease. Tenant shall remain fully liable for all of its obligations under this lease unless otherwise agreed to in writing to the contrary by Landlord. Further any such assignee, subtenant, or occupant shall unconditionally pay to

Landlord all such rent in the event Landlord delivers notice to such assignee, subtenant, or occupant demanding the payment of rent to be made to Landlord. Such assignee, subtenant, or occupant may unconditionally rely upon any such notice it receives from Landlord and need not inquire or obtain Tenant's consent thereto.

Tenant shall pay or reimburse Landlord for all reasonable costs and expenses (including attorney's fees and costs) incurred by Landlord in order to complete any such assignment or subletting as permitted under this section. Those costs and expenses shall be deemed to be Additional Rent under this lease.

If the Leased Premises are sublet or assigned at a rental rate higher than the Rent required to be paid by Tenant, 50% of the difference between the rental rate due from such subtenant or assignee and the Rent due under this lease shall be paid by Tenant to Landlord after deduction therefrom of any leasing commissions and any alteration expenses actually incurred and paid for by Tenant in connection with such subletting or assignment.

Landlord shall have the right to assign or otherwise transfer any or all of its rights under this lease without Tenant's approval.

ss.28. ACCESS AND OTHER RIGHTS OF LANDLORD

Tenant shall permit Landlord, its agents or employees, or any mortgagee of Landlord, to enter the Leased Premises at all reasonable times to examine, inspect or protect the Leased Premises; to make such alterations and repairs to the Leased Premises as Landlord deems necessary; to exhibit the Leased Premises to prospective tenants during the last six months of the Term or following the commencement of any action to evict Tenant; and to exhibit the Leased Premises to prospective mortgagees, purchasers, brokers, and any other interested parties at any time during the Term.

In addition to the foregoing, Tenant acknowledges that Landlord shall have the right at any time in the event of an emergency to make all inspections, repairs, alterations, additions, and improvements to the Building, including without limitation the Leased Premises, as may be necessary or desirable for the safety, protection, or preservation of the Leased Premises or the Building or Landlord's interest therein or as may be necessary or desirable for the operation or improvement of the Building.

In connection with this section, Tenant acknowledges that Landlord shall have the right to maintain a key (along with any key card or access codes) necessary to access the Leased Premises and that Tenant shall not change the locks or other security access cards or codes to the Leased Premises without providing Landlord with new keys and/or other access cards or codes necessary to enable Landlord such access.

ss.29. FINANCIAL STATEMENTS; REPORTING REQUIREMENTS

Prior to the execution of this lease and not later than 10 days after written request from Landlord, Tenant shall deliver to Landlord, or any prospective mortgagee or purchaser of the Real Property, financial statements of Tenant certified by Tenant's accountant or financial officer for Tenant for the most recently completed fiscal calendar year and fiscal calendar quarter. In the event Tenant requests certain confidential arrangements relating to the delivery of such statements to certain persons, Landlord shall use its best efforts to accommodate Tenant with such request by Tenant.

As a result of the fact that the Real Property is located in a community reinvestment area, enterprise zone, or another designation of a certain property area which is eligible for reduced or abated real estate taxes (as applicable, a "Benefited Area"), Tenant acknowledges that Tenant may need to provide certain confidential information about Tenant and its business operations and employees (e.g. number of employees, payroll figures, etc.) during the Term. Accordingly, upon the request of Landlord or the municipality or governmental entity requesting such information (each, a "Requesting Party"), Tenant shall promptly provide all information so requested by a Requesting Party from time to time during the Term. Tenant acknowledges that the fact that the Real Property is located in a Benefited Area is a direct benefit to Tenant and for all of the other tenants in the Building and Tenant's failure to promptly provide such information to a Requesting Party may jeopardize the benefits conferred upon the Real Property by being located in a Benefited Area. In addition to the foregoing, Tenant acknowledges that Landlord does not warrant that the Real Property is or may be located within a Benefited Area.

ss.30. HAZARDOUS MATERIALS

         (a) For purposes of this lease: (i) "CERCLA" means The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; (ii) "Hazardous Material" or "Hazardous Materials" means and includes petroleum (including, without limitation, gasoline, crude oil, fuel oil, diesel oil, lubricating oil, sludge, oil refuse, oil mixed with wastes and any other petroleum related product), flammable explosives, radioactive materials, any substance defined or designated as a "hazardous substance," under Sections 101(14) and 102 of CERCLA or any other materials defined or designated as hazardous under any federal, state, or local statute, law, ordinance, code, rule, regulation, order or decree;
              (iii) "Release" shall have the meaning given such term, or any similar term, in Section 101(22) of CERCLA; and (iv) "Environmental Law" or "Environmental Laws" shall mean any "Superfund" or "Super Lien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials as may now or at any time hereafter be in effect and as amended from time to time, including without limitation, the following (amended or replaced from time to time) and all regulations promulgated thereunder or in connection therewith; CERCLA; the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); The Clean Air Act ("CAA"); The Clean Water Act ("CWA"); The Toxic Substances Control Act ("TSCA"); The Solid Waste Disposal Act ("SWDA"), as amended by the Resource Conservation and Recovery Act ("RCRA"); and the Occupational Safety and Health Act of 1970 ("OSHA").

         (b) Tenant hereby covenants and agrees that (i) no activity shall be undertaken on the Leased Premises, nor shall any activity be undertaken within the Building or on the Real Property by Tenant or its agents, employees, contractors, or invitees, which would in any event cause (A) the Leased Premises or the Building to become a hazardous waste treatment, storage or disposal facility regulated or subject to regulation under any Environmental Law,
              (B) a Release of any Hazardous Material into the environment at, on, in, under, above, through, or surrounding the Leased Premises or the Building, or (C) the discharge of pollutants or effluents into any water source or system, which would require a permit under any federal law, state law, local ordinance or any other Environmental Law pertaining to such matters; (ii) Tenant shall at its sole cost and expense comply with, and ensure compliance by its agents, employees, contractors, or invitees with, all applicable Environmental Laws relating to or affecting the Leased Premises, and Tenant shall keep the Leased Premises free and clear of any liens imposed pursuant to any applicable Environmental Laws arising out of Tenant's use of the Leased Premises, all at Tenant's sole cost and expense; (iii) Tenant will, at Tenant's sole cost and expense, obtain and/or maintain all licenses, permits and/or other governmental or regulatory actions necessary to comply with all applicable Environmental Laws (the "Permits") and Tenant at all times shall remain in full compliance with the terms and provisions of the Permits; (iv) Tenant shall immediately give Landlord oral and written notice in the event that Tenant receives any communication from any governmental agency, entity, or any other party with regard to Hazardous Materials on, from or affecting the Leased Premises or the Building or on the Real Property or otherwise with respect to Tenant's use and occupancy of the Leased Premises or the operation of Tenant's business therein; and (v) Tenant shall, at Tenant's sole cost and expense, conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting the Leased Premises or on the Real Property, or, where resulting from acts or omissions of Tenant or its agents, employees, contractors and invitees in accordance with all applicable Environmental Laws.

         (c) Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from and against any and all liens, demands, suits, actions, proceedings, disbursements, liabilities, losses, litigation, damages, judgments, obligations, penalties, injuries, costs, expenses (including, without limitation, attorneys' and experts' fees) and claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against Landlord and/or the Leased Premises, the Building for, with respect to, or as a direct or indirect result of: (i) the Release or presence from, in, on, over or under the Leased Premises of any Hazardous Materials regardless of quantity where caused by Tenant or its agents, employees or contractors; (ii) the Release or presence from, in, on, over or under the Building or on the Real Property of any Hazardous Materials regardless of quantity where caused by Tenant or its agents, employees or contractors; (iii) the violation of any Environmental Laws relating to or affecting the Leased Premises or Tenant, where caused by or within the control of Tenant or its agents, employees or contractors; and (iv) the failure by Tenant to comply fully with the terms and provisions of this section, provided that nothing contained in this section shall make Tenant liable or responsible for conditions existing prior to the commencement of the Term of this lease or first occurring after the expiration of the Term of this lease except where caused by Tenant or its agents, employees or contractors.

         (d) The obligations and liabilities of Tenant under this section shall survive the expiration of the Term or earlier termination of this lease.

         (e)

ss.31. SIGNAGE

Landlord shall have the right to install and maintain a sign (or signs) on the Real Property identifying the Building. Tenant shall have the right to maintain a listing on the directory of the Building and a sign on or beside the door which enters into the Leased Premises; provided that such sign is in compliance with standard signage criteria for the Building and is in compliance with all applicable laws and ordinances. Tenant shall not have the right to maintain any other signs on the Real Property or on or within the Building without the prior written consent of Landlord (in Landlord's sole discretion).

ss.32. NOTICES

All notices and other communications required or desired to be given to either party under this lease shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed electronically) to that party at the telecopy number for that party set forth below, three days after having been mailed by certified mail (return receipt requested) to that party at the address for that party (or at such other address for such party as shall have specified in a notice to the other party), or one day after having been delivered to Federal Express, UPS, or any similar nationally-recognized express delivery service for overnight delivery to that party at that address:

         If to Tenant:

         Dominion Homes, Inc.
         5501 Frantz Road
         P.O. Box 7166
         Dublin, Ohio  43017-0766

         Attention:  Terry George
         Telecopy No. (614) 761-6894


         If to Landlord:

         Precision Equities, Ltd.
         c/o The Daimler Group, Inc.
         1533 Lake Shore Drive
         Suite 50
         Columbus, Ohio  43204
         Attention:  Robert C. White/Paul G. Ghidotti
         Telecopy No. (614) 488-0603

ss.33. SURVIVAL OF OBLIGATIONS

No termination of this lease and no repossession of the Leased Premises or any part thereof shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such termination or repossession.

ss.34. MEMORANDUM OF LEASE

This lease shall not be recorded; however, at the request of either Landlord or Tenant, the other party shall execute, acknowledge, and deliver a memorandum of this lease (which would exclude all economic terms of this lease) for purposes of giving public notice of the rights and obligations of Landlord and Tenant under this lease.

ss.35. Non-Waiver

No failure by Landlord to exercise any option hereunder or to enforce its rights or seek its remedies upon any default, and no acceptance by Landlord of any rent accruing before or after any default, shall effect or constitute a waiver of Landlord's rights to exercise that option, enforce that right, or seek that remedy with respect to that default or any prior or subsequent default.

ss.36. NO THIRD PARTY BENEFIT

This lease is intended for the benefit of Landlord and Tenant and, except as otherwise provided in this lease, their respective successors and assigns, and nothing contained in this lease shall be construed as creating any rights or benefits in or to any third party.

ss.37. LITIGATION

If Landlord is made a party to any litigation commenced against Tenant or commenced by Tenant against any party other than Landlord, then Tenant shall pay all costs and expenses (including attorneys' fees) incurred by or imposed upon Landlord in connection with such litigation.

ss.38. SEVERABILITY

The intention of the parties to this lease is to comply fully with all laws governing leases, and this lease shall be construed consistently with all such laws to the extent possible. If and to the extent that any court of competent jurisdiction is unable to so construe part or all of any provision of this lease, and holds that part or all of that provision to be invalid, such invalidity shall not affect the balance of that provision or the remaining provisions of this lease, which shall remain in full force and effect.

ss.39. GOVERNING LAW; VENUE

This lease has been negotiated and executed in the State of Ohio and relates to real property located in the State of Ohio.

All questions concerning the validity or intention of this lease shall be resolved under the laws of the State of Ohio. The parties to this lease hereby designate the Court of Common Pleas of Franklin County, Ohio, as the court of proper jurisdiction and exclusive venue for any actions or proceedings relating to this lease; hereby irrevocably consent to such designation, jurisdiction and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceeding initiated in the Court of Common Pleas of Franklin County, Ohio.

ss.40. EXHIBITS

All exhibits attached to this lease are incorporated herein by reference.

ss.41. COMPLETE AGREEMENT

This document (with its exhibits, which are hereby incorporated herein by reference) contains the entire lease between the parties and supersedes any prior discussions, representations, warranties, or agreements between them respecting the subject matter. No changes, alterations, modifications, additions, or qualifications to this lease shall be made or be binding unless made in writing and signed by each of the parties.

ss.42. COUNTERPARTS

This lease may be executed in several counterparts and each executed counterpart shall be considered an original of this lease.

ss.43. GENDERS AND NUMBERS

When the context permits, each pronoun used in this lease includes pronouns of the same person in other genders or numbers and each noun used in this lease includes the same noun in different numbers.

ss.44. TIME OF THE ESSENCE

The time for payment of Rent and all other amounts to be paid by Tenant under this lease and for performance and observance of all other obligations and conditions to be performed or observed by Tenant under this lease shall be of the essence of this agreement.

ss.45. CAPTIONS

The captions at the beginnings of the sections of this lease are not part of the context of this agreement, but are merely labels to assist in locating those sections, and shall be ignored in construing this lease.

ss.46. SUCCESSORS IN INTEREST

Except as otherwise provided in this lease. All provisions of this agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, personal representatives, successors, and assigns of each party to this lease.

         [Acknowledgements and Signatures appear on the following page]

                                                     PRECISION EQUITIES, LTD.



                                                     By /s/ Robert C. White
                                                       --------------------
                                                            Robert C. White
                                                            President

                                                     DOMINION HOMES, INC.

                                                     By /s/ Terry George
                                                       -----------------
                                                     Its Senior Vice President
                                                         ---------------------
STATE OF OHIO
FRANKLIN COUNTY

This document was acknowledged before me on August 21 , 2002, by Robert C. White, the president of Precision Equities, Ltd., an Ohio limited liability company, on behalf of the Company.

                                                       /s/ Andrea B. Van Vleram
                                                       ------------------------
                                                                  Notary Public

STATE OF OHIO
FRANKLIN COUNTY

This document was acknowledged before me on August 21 , 2002, by Terry George, the Senior Vice President of Dominion Homes, Inc., on behalf of Tenant.


                                                         /s/ Patty S. Crocker
                                                         -------------------
                                                         Notary Public

This lease was prepared by: The Daimler Group, Inc., 1533 Lake Shore Drive, Suite 50, Columbus, Ohio 43204.